Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS
Announces Closing of Intelisys Acquisition

GREENVILLE, SC -- August 29, 2016 -- ScanSource, Inc. (NASDAQ:SCSC), a leading global provider of technology products and solutions, today announced financial results for the fourth quarter and fiscal year ended June 30, 2016.

	Quarter ended June 30,			Year ended June 30,
	2016	2015	Change	2016	2015	Change
	(in millions, except per share data)			(in millions, except per share data)
Net sales	$877.5	$856.7	2%	$3,540	$3,219	10%
Operating income	18.9	25.0	(24)%	96.9	101.4	(4)%
Non-GAAP operating income(1)	18.9	28.6	(34)%	108.9	114.0	(5)%
GAAP net income	12.9	16.4	(21)%	63.6	65.4	(3)%
Non-GAAP net income(1)	13.1	19.0	(31)%	72.2	75.1	(4)%
GAAP diluted EPS	$0.50	$0.57	(12)%	$2.38	$2.27	5%
Non-GAAP diluted EPS(1)	$0.51	$0.66	(23)%	$2.71	$2.61	4%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.

“While we had strong profitable growth in the first half of our fiscal year, we faced organic growth and margin challenges in the second half,” said Mike Baur, CEO, ScanSource, Inc. "We had a disappointing finish to fiscal year 2016 with sales and EPS below our expectations due to lower sales volume and lower gross margins.  Throughout the year, we executed well on our capital allocation plan to invest in strategic acquisitions and share repurchases.  Today, we are pleased to announce the closing of the acquisition of Intelisys, which allows us to enter the high-growth and high-margin telecom and cloud services market.  This will provide the ScanSource VAR channel with new opportunities for recurring revenue.  Also, the Intelisys sales partner channel will have new opportunities to sell products and solutions from the ScanSource vendor community.”

Quarterly Results

Net sales for the fourth quarter increased 2% to $877.5 million. The increase in net sales includes the acquisition of KBZ in September 2015. On a constant currency basis, excluding sales from businesses acquired during the year, net sales decreased 6% year-over-year, principally in our Worldwide Barcode and Security segment.

Both operating income and non-GAAP operating income for the fourth quarter totaled $18.9 million, down from the prior year as a result of lower organic sales volume and lower gross profit margins. On a GAAP basis, net income for the fourth quarter totaled $12.9 million, or $0.50 per diluted share, compared with net income of $16.4 million, or $0.57 per diluted share, for the prior year quarter. Non-GAAP net income for the fourth quarter decreased to $13.1 million, or $0.51 per diluted share.

Full-Year Results

For fiscal year 2016, net sales increased 10% to $3.5 billion. On a constant currency basis, excluding sales from businesses acquired during the year, net sales were unchanged from the prior year.

Exhibit 99.1

Operating income totaled $96.9 million, while non-GAAP operating income totaled $108.9 million. On a GAAP basis, net income was $63.6 million, compared with net income of $65.4 million for the prior year. GAAP diluted earnings per share of $2.38 increased 5% over the prior year. Non-GAAP net income totaled $72.2 million, compared with non-GAAP net income of $75.1 million for the prior year. Non-GAAP earnings per share of $2.71 increased 4% over the prior year.

New Share Repurchase Authorization
During the quarter ended June 30, 2016, ScanSource repurchased approximately $2 million of common stock, completing its $120 million share repurchase authorization.
ScanSource also announced a new $120 million three-year authorization by its Board of Directors to repurchase shares of the Company’s common stock. Repurchases may be made in the open market or through privately negotiated transactions, and ScanSource may enter into Rule 10b5-1 plans to facilitate repurchases. This share repurchase authorization does not obligate ScanSource to purchase any particular amount of common stock, and it may be suspended at any time at the Company’s discretion.
Acquisition of Intelisys
On August 8, 2016, ScanSource announced an agreement to acquire Intelisys Communications, Inc., the industry-leading technology services distributor of business telecommunications and cloud services. Founded in 1994 and based in Petaluma, California, Intelisys operates in the United States and has approximately 120 employees, more than 130 supplier partners, and over 2,300 sales partners. Under the agreement, the all-cash transaction includes an initial purchase price of approximately $83.6 million, plus earn-out payments based on a multiple of EBITDA over the next four years, which could range from $100 million to $150 million. The acquisition received regulatory approval on August 25, 2016 and closed on August 29, 2016.
Forecast for Next Quarter

For the first quarter of fiscal year 2017, ScanSource expects net sales to range from $875 million to $925 million, diluted earnings per share to range from $0.49 to $0.57 per share, and non-GAAP diluted earnings per share to range from $0.60 to $0.68 per share. These ranges exclude results for the pending Intelisys acquisition. Non-GAAP diluted earnings per share exclude amortization of intangibles, change in fair value of contingent consideration and acquisition costs.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, August 29, 2016 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release, including the forecast for next quarter, contains “forward-looking” statements that involve risks and uncertainties. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks in connection with our growth which includes strategic acquisitions; risks in connection with compliance with laws and regulations governing the Company's international business; risks associated with consolidation of the Company's vendors; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligations; utilization and further implementation of the Company's new ERP system; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; expectations of market demand trends; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2016, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial

Exhibit 99.1

measures are used to better understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, and other non-GAAP adjustments.
Net sales on a constant currency basis: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), barcode, physical security, video, voice, data networking and emerging technologies. ScanSource's teams provide value-added solutions and operate from two segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2016 Best Places to Work in South Carolina. ScanSource ranks #685 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2016	June 30, 2015*
Assets
Current assets:
Cash and cash equivalents	$61,400	$121,646
Accounts receivable, less allowance of $39,032 at June 30, 2016 and $32,589 at June 30, 2015	559,557	522,532
Inventories	558,581	553,063
Prepaid expenses and other current assets	49,367	46,917
Total current assets	1,228,905	1,244,158
Property and equipment, net	52,388	46,574
Goodwill	92,715	66,509
Net identifiable intangible assets	51,127	46,272
Deferred income taxes	28,813	38,963
Other non-current assets	37,237	34,465
Total assets	$1,491,185	$1,476,941

Liabilities and Shareholders' Equity
Current liabilities:
Current debt	$—	$2,860
Accounts payable	471,487	501,329
Accrued expenses and other current liabilities	98,975	81,000
Current portion of contingent consideration	11,594	9,391
Income taxes payable	3,056	4,180
Total current liabilities	585,112	598,760
Deferred income taxes	2,555	3,773
Long-term debt	5,429	5,966
Borrowings under revolving credit facility	71,427	—
Long-term portion of contingent consideration	13,058	24,569
Other long-term liabilities	39,108	34,888
Total liabilities	716,689	667,956
Shareholders' equity:
Common stock	67,249	157,172
Retained earnings	779,934	716,315
Accumulated other comprehensive income (loss)	(72,687)	(64,502)
Total shareholders' equity	774,496	808,985
Total liabilities and shareholders' equity	$1,491,185	$1,476,941

*	Derived from audited financial statements.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Year ended June 30,
	2016	2015	2016	2015
Net sales	$877,473	$856,685	$3,540,226	$3,218,626
Cost of goods sold	794,693	765,367	3,184,786	2,891,536
Gross profit	82,780	91,318	355,440	327,090
Selling, general and administrative expenses	67,068	64,935	257,269	222,982
Change in fair value of contingent consideration	(3,226)	1,406	1,294	2,667
Operating income	18,938	24,977	96,877	101,441
Interest expense	440	509	2,124	1,797
Interest income	(939)	(580)	(3,448)	(2,638)
Other, net	834	137	2,191	2,376
Income before income taxes	18,603	24,911	96,010	99,906
Provision for income taxes	5,678	8,464	32,391	34,487
Net income	$12,925	$16,447	$63,619	$65,419
Per share data:
Net income per common share, basic	$0.50	$0.58	$2.40	$2.29
Weighted-average shares outstanding, basic	25,661	28,461	26,472	28,558

Net income per common share, diluted	$0.50	$0.57	$2.38	$2.27
Weighted-average shares outstanding, diluted	25,879	28,722	26,687	28,799

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended June 30,
Worldwide Barcode & Security:	2016	2015	% Change
Net sales, as reported	$585,599	$555,401	5.4%
Foreign exchange impact (a)	2,693	—
Net sales, constant currency	588,292	555,401	5.9%
Less: Acquisitions	(79,701)	—
Net sales, constant currency excluding acquisitions	$508,591	$555,401	(8.4)%

Worldwide Communications & Services:
Net sales, as reported	$291,874	$301,284	(3.1)%
Foreign exchange impact (a)	4,813	—
Net sales, constant currency	296,687	301,284	(1.5)%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$296,687	$301,284	(1.5)%

Consolidated:
Net sales, as reported	$877,473	$856,685	2.4%
Foreign exchange impact (a)	7,506	—
Net sales, constant currency	884,979	856,685	3.3%
Less: Acquisitions	(79,701)	—
Net sales, constant currency excluding acquisitions	$805,278	$856,685	(6.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2016 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended June 30, 2015.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Year ended June 30,
Worldwide Barcode & Security:	2016	2015	% Change
Net sales, as reported	$2,381,331	$2,134,124	11.6%
Foreign exchange impact (a)	80,356	—
Net sales, constant currency	2,461,687	2,134,124	15.3%
Less: Acquisitions	(309,423)	—
Net sales, constant currency excluding acquisitions	$2,152,264	$2,134,124	0.8%

Worldwide Communications & Services:
Net sales, as reported	$1,158,895	$1,084,502	6.9%
Foreign exchange impact (a)	22,759	—
Net sales, constant currency	1,181,654	1,084,502	9.0%
Less: Acquisitions	(118,926)	(4,686)
Net sales, constant currency excluding acquisitions	$1,062,728	$1,079,816	(1.6)%

Consolidated:
Net sales, as reported	$3,540,226	$3,218,626	10.0%
Foreign exchange impact (a)	103,115	—
Net sales, constant currency	3,643,341	3,218,626	13.2%
Less: Acquisitions	(428,349)	(4,686)
Net sales, constant currency excluding acquisitions	$3,214,992	$3,213,940	—%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the year ended June 30, 2016 into U.S. dollars using the weighted average foreign exchange rates for the year ended June 30, 2015.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Geography:
	Quarter ended June 30,			Non-GAAP % Change
	2016	2015	% Change	Constant Currency(a)
United States	$650,949	$629,164	3.5%	3.5%
International	226,524	227,520	(0.4)%	2.9%
Consolidated	$877,473	$856,684	2.4%	3.3%

	Year ended June 30,			Non-GAAP % Change
	2016	2015	% Change	Constant Currency(a)
United States	$2,620,184	$2,346,764	11.7%	11.7%
International	920,042	871,862	5.5%	22.4%
Consolidated	$3,540,226	$3,218,626	10.0%	14.6%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and year ended June 30, 2016 into U.S. dollars using the weighted average foreign exchange rates for the quarter and year ended June 30, 2015. International net sales excluding the translation impact of foreign currencies for the quarter and year ended June 30, 2016 totaled $234 million and $1.1 billion, respectively.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended June 30, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$18,938	$18,603	$12,925	$0.50
Adjustments:
Amortization of intangible assets	2,591	2,591	1,758	0.07
Change in fair value of contingent consideration	(3,226)	(3,226)	(2,095)	(0.08)
Acquisition costs (a)	553	553	553	0.02
Non-GAAP measure	$18,856	$18,521	$13,141	$0.51

	Quarter ended June 30, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$24,977	$24,911	$16,447	$0.57
Adjustments:
Amortization of intangible assets	2,091	2,091	1,450	0.05
Change in fair value of contingent consideration	1,406	1,406	955	0.03
Acquisition costs (a)	138	138	138	0.01
Non-GAAP measure	$28,612	$28,546	$18,990	$0.66

	Year ended June 30, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$96,877	$96,010	$63,619	$2.38
Adjustments:
Amortization of intangible assets	9,828	9,828	6,790	0.25
Change in fair value of contingent consideration	1,294	1,294	977	0.04
Acquisition costs (a)	863	863	863	0.04
Non-GAAP measure	$108,862	$107,995	$72,249	$2.71

	Year ended June 30, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$101,441	$99,906	$65,419	$2.27
Adjustments:
Amortization of intangible assets	6,641	6,641	4,599	0.16
Change in fair value of contingent consideration	2,667	2,667	1,842	0.06
Acquisition costs (a)	3,254	3,254	3,254	0.12
Non-GAAP measure	$114,003	$112,468	$75,114	$2.61

(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended June 30,		Year ended June 30,
	2016	2015	2016	2015
Return on invested capital (ROIC), annualized (a)	10.1%	15.2%	13.3%	14.6%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$12,925	$16,447	$63,619	$65,419
Plus: Income taxes	5,678	8,464	32,391	34,487
Plus: Interest expense	440	509	2,124	1,797
Plus: Depreciation and amortization	4,584	3,947	17,154	11,997
EBITDA	23,627	29,367	115,288	113,700
Adjustments:
Change in fair value of contingent consideration	(3,226)	1,406	1,294	2,667
Acquisition costs	553	138	863	3,254
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$20,954	$30,911	$117,445	$119,621

Invested Capital Calculation
Equity - beginning of quarter	$757,374	$799,051	$808,985	$802,643
Equity - end of quarter	774,496	808,985	774,496	808,985
Adjustments:
Change in fair value of contingent consideration, net of tax	(2,095)	955	977	1,842
Acquisition costs, net of tax	553	138	863	3,254
Average equity	765,164	804,565	792,661	808,362
Average funded debt (b)	71,577	10,377	93,500	13,421
Invested capital (denominator for ROIC) (non-GAAP)	$836,741	$814,942	$886,161	$821,783

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Forecast for quarter ended September 30, 2016
	Range Low	Range High
GAAP diluted EPS	$0.49	$0.57
Adjustments:
Amortization of intangible assets	0.07	0.07
Change in fair value of contingent consideration	0.02	0.02
Acquisition costs	0.02	0.02
Non-GAAP diluted EPS	$0.60	$0.68